Exhibit 99.1
Contact: Cass Investor Relations
ir@cassinfo.com
April 17, 2025
Cass Information Systems reports First Quarter 2025 Results
ST. LOUIS – Cass Information Systems, Inc. (Nasdaq: CASS), (the Company or Cass) reported first quarter 2025 earnings of $0.66 per diluted share, as compared to $0.52 in the first quarter of 2024 and $0.33 in the fourth quarter of 2024. Net income for the period was $9.0 million, an increase of 25.4% from $7.2 million in the same period in 2024 and an increase of $4.4 million, or 95.2%, as compared to the fourth quarter of 2024.

First Quarter Results
All comparisons refer to the first quarter of 2024, except as noted. On April 7, 2025, the Company signed an Asset Purchase Agreement providing for the sale of its Telecom Expense Management & Managed Mobility Services (“TEM”) business to Asignet USA Inc. The Company has applied discontinued operations accounting in accordance with FASB Accounting Standards Codification (“ASC”), Topic 205-20, “Presentation of Financial Statements – Discontinued Operations,” to the assets and liabilities being sold related to the Company's TEM Business Unit as of March 31, 2025 and December 31, 2024, and for the three-months ended March 31, 2025, December 31, 2024 and March 31, 2024, as applicable. All financial information in this earnings release is reported on a continuing operations basis, unless otherwise noted.

•Net income of $9.0 million, or $0.66 per diluted common share.
•Return on average equity and assets of 15.91% and 1.51%, respectively.
•Increase in net interest margin to 3.75% from 3.26%.
•Increase in net interest income of $2.8 million, or 17.0%.
•Announced signing of an Asset Purchase Agreement providing for the sale of the TEM business.
•Limited personnel expense growth to 1.4% despite AcuAudit acquisition and facility expense transaction volume increase.
•Maintained exceptional credit quality, with no non-performing loans or charge-offs.
•Received $2.0 million as partial consideration in a litigation settlement.
•Repurchased 116,109 shares of Company stock at weighted average price of $42.86.
Martin Resch, the Company’s President and Chief Executive Officer, noted, “Our quality financial results for the first quarter show progress toward our strategic plan and I am proud of the team’s execution. The positive results reflect our ongoing successful implementation of efficiency initiatives powered by technology, combined with an increase in our revenue driven by net interest income.” Resch added, “The combination of continued efficiencies via technology, improvement in our net interest margin and the closure of pipeline opportunities in our Transportation and Facility lines of business should result in meaningful profitability improvement over recent quarters. In addition, the successful sale of our TEM business will enable us to concentrate on our strengths in financial exchange and information processing.”
First Quarter 2025 Highlights

Transportation Invoice and Dollar Volumes – Transportation invoice volumes of 8.36 million declined 4.7% as compared to the first quarter of 2024 and 6.3% as compared to the fourth quarter of 2024. The decline in invoice volumes is reflective of an overall decline in shipments as well as severe weather in January 2025. Transportation dollar volumes were $8.6 billion during the first quarter of 2025, decreases of 3.3% as compared to the first quarter of 2024 and 3.9% as compared to the fourth quarter of 2024. The decline in dollar volumes was primarily due to the decline in invoice volume, partially offset by a slight increase in average dollars per invoice.

Facility Expense Invoice and Dollar Volumes – Facility expense invoice volumes of 4.2 million increased 2.7%. as compared to the first quarter of 2024 and 3.4% as compared to the fourth quarter of 2024. Facility expense dollar volumes totaled $5.8 billion during the first quarter of 2025, increases of 16.1% as compared to the first quarter of 2024 and 15.7% as compared to the fourth quarter of 2024. The increases are largely reflective of new client volume.

Processing Fees – Processing fees decreased $390,000, or 2.3%, over the same period in the prior year. The decrease in processing fees was largely driven by the decrease in transportation invoice volumes of 4.7%, partially offset by the increase in facility expense invoice volumes of 2.7%.

Financial Fees – Financial fees, earned on a transactional level basis for invoice payment services when making customer payments, decreased $637,000, or 6.0%. The decrease in financial fees was primarily due to a decline in transportation dollar volumes of 3.3% and related decline in average payments in advance of funding of 10.7%.

Net Interest Income – Net interest income increased $2.8 million, or 17.0%. The increase in net interest income was attributable to the net interest margin improving to 3.75% as compared to 3.26% in the same period last year, in addition to an increase in average interest-earning assets of $41.4 million, or 2.0%.

The Company’s net interest margin improvement was driven by increases in the average yield on loans and investment securities of 55 and 15 basis points, respectively, combined with a decline in the average cost of total deposits of 31 basis points. The increase in loan yield was driven by loan growth at current market interest rates and continued maturing and re-pricing of existing fixed rate loans to current market interest rates. The decline in the cost of total deposits was driven by the reduction in short-term interest rates in the last four months of 2024. The Company generally benefits from a higher interest rate environment due to a large percentage of its funding sources being non-interest bearing.

Provision for Credit Losses - The Company recorded a provision of credit losses of $905,000 during the first quarter of 2025 as compared to $95,000 in the first quarter of 2024. The provision for credit losses for the first quarter of 2025 was largely driven by the increase in total loans of $59.9 million, or 5.5%, as compared to December 31, 2024.

Personnel Expenses - Personnel expenses increased $372,000, or 1.4%. Salaries and commissions increased 0.9%, as a result of merit increases and the December 2024 acquisition of AcuAudit, partially offset by a decrease in average full-time equivalent employees (“FTEs”) of 3.4% due to strategic investments in various technology initiatives. Net periodic pension cost was $0 for the first quarter of 2025 as compared to $195,000 in the first quarter of 2024 and $3.6 million in the fourth quarter of 2024 due to the termination of the Company’s noncontributory defined-benefit pension plan in the fourth quarter of 2024. Other benefits increased $327,000, or 7.2%, due to higher health insurance costs, partially offset by the decline in average FTEs.

Equipment Expense - Equipment expense increased $463,000 primarily due to an increase in depreciation expense on software related to recently completed technology initiatives.

Bad Debt Recovery - The Company recorded a bad debt recovery of $2.0 million related to partial consideration received in a litigation settlement.

Loans - When compared to December 31, 2024, ending loans increased $59.9 million, or 5.5%. The Company experienced growth in its commercial and industrial and faith-based loan portfolios during the first quarter of 2025.

Payments in Advance of Funding – Average payments in advance of funding decreased $20.7 million, or 10.7%, primarily due to a 3.3% decrease in transportation dollar volumes, which led to fewer dollars advanced to freight carriers, in addition to the continued consolidation of freight carriers.

Deposits – Average deposits decreased $46.1 million, or 4.3%, when compared to the first quarter of 2024. The Company has experienced deposit attrition due to a decrease in the overall level of some larger commercial deposits due to client funding needs for acquisitions and other purposes.

Accounts and Drafts Payable - Average accounts and drafts payable increased $57.9 million, or 5.7%. The increase in these balances, which are non-interest bearing, are primarily reflective of the increase in facility dollar volumes of 16.1%. Accounts and drafts payable are a significant source of funding generated by payment float from transportation and facility clients.

Shareholders’ Equity - Total shareholders’ equity increased $5.2 million since December 31, 2024 as a result of net income of $9.0 million and a decrease in accumulated other comprehensive loss of $5.7 million primarily related to the fair value of available-for-sale investment securities, partially offset by the repurchase of Company stock of $5.0 million and dividends of $4.2 million.

About Cass Information Systems
Cass Information Systems, Inc. is a leading provider of integrated information and payment management solutions. Cass enables enterprises to achieve visibility, control and efficiency in their supply chains, communications networks, facilities and other operations. Disbursing over $90 billion annually on behalf of clients, and with total assets of $2.3 billion, Cass is uniquely supported by Cass Commercial Bank. Founded in 1906 and a wholly owned subsidiary, Cass Commercial Bank provides sophisticated financial exchange services to the parent organization and its clients. Cass is part of the Russell 2000®. More information is available at www.cassinfo.com.
Forward Looking Information

This information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include future financial and operating results, expectations, intentions, and other statements that are not historical facts. Such statements are based on current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include the impact of economic and market conditions, inflationary pressures, risks of credit deterioration, interest rate changes, governmental actions, market volatility, security breaches and technology interruptions, energy prices and competitive factors, among others, as set forth in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Actual results may differ materially from those set forth in the forward-looking statements.

Note to Investors

The Company has used, and intends to continue using, the Investors portion of its website to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, investors are encouraged to monitor Cass’s website in addition to following press releases, SEC filings, and public conference calls and webcasts.

Consolidated Statements of Income (unaudited)

($ and numbers in thousands, except per share data)

	Quarter Ended March 31, 2025	Quarter Ended December 31, 2024	Quarter Ended March 31, 2024
Processing fees	$16,469	$15,680	$16,859
Financial fees	9,961	10,509	10,598
Total fee revenue	$26,430	$26,189	$27,457

Interest and fees on loans	15,350	14,428	12,776
Interest and dividends on securities	4,147	4,104	4,437
Interest on short-term investments	3,893	3,844	4,441
Total interest income	$23,390	$22,376	$21,654
Interest expense	4,116	4,612	5,178
Net interest income	$19,274	$17,764	$16,476
Provision for credit losses	(905)	(93)	(95)
Loss on sale of investment securities	(18)	(33)	—
Other	1,626	1,757	1,267
Total revenues	$46,407	$45,584	$45,105
Salaries and commissions	21,165	21,400	20,971
Share-based compensation	1,241	545	1,195
Net periodic pension cost	—	3,588	195
Other benefits	4,873	4,128	4,546
Total personnel expenses	$27,279	$29,661	$26,907
Occupancy	721	679	676
Equipment	2,294	2,275	1,831
Amortization of intangible assets	293	174	173
Bad debt (recovery) expense	(2,000)	—	—
Other	6,943	7,575	6,621
Total operating expenses	$35,530	$40,364	$36,208
Income from continuing operations, before income tax expense	$10,877	$5,220	$8,897
Income tax expense	2,326	1,060	1,833
Net income from continuing operations	$8,551	$4,160	$7,064
Income from discontinued operations, net of tax	415	434	88
Net income	$8,966	$4,594	$7,152

Basic earnings per share from continuing operations	$.64	$.31	$.52
Basic earnings per share from discontinued operations	.03	.03	.01
Basic earnings per share	$.67	$.34	$.53

Diluted earnings per share from continuing operations	$.63	$.30	$.51
Diluted earnings per share from discontinued operations	.03	.03	.01
Diluted earnings per share	$.66	$.33	$.52

Share data:
Weighted-average common shares outstanding	13,398	13,436	13,530
Weighted-average common shares outstanding assuming dilution	13,643	13,718	13,785

Consolidated Balance Sheets (unaudited)

($ in thousands)

	March 31, 2025	December 31, 2024	March 31, 2024
Assets:
Cash and cash equivalents	$220,674	$349,728	$192,802
Securities available-for-sale, at fair value	576,510	528,021	621,929
Loans	1,141,874	1,081,989	1,036,997
Less: Allowance for credit losses	(14,286)	(13,395)	(13,299)
Loans, net	$1,127,588	$1,068,594	$1,023,698
Payments in advance of funding	175,326	208,530	221,552
Premises and equipment, net	31,748	30,576	29,496
Investments in bank-owned life insurance	50,767	50,325	49,496
Goodwill and other intangible assets	20,786	21,247	15,323
Accounts and drafts receivable from customers	40,465	55,906	32,856
Other assets	60,536	67,741	91,700
Assets of discontinued operations	14,057	14,413	14,727
Total assets	$2,318,457	$2,395,081	$2,293,579

Liabilities and shareholders’ equity:
Deposits
Non-interest bearing	$363,798	$251,230	$412,879
Interest-bearing	636,277	716,686	666,213
Total deposits	$1,000,075	$967,916	$1,079,092
Accounts and drafts payable	1,016,324	1,129,610	923,276
Other liabilities	48,823	46,211	37,303
Liabilities of discontinued operations	18,988	22,314	24,421
Total liabilities	$2,084,210	$2,166,051	$2,064,092

Shareholders’ equity:
Common stock	$7,753	$7,753	$7,753
Additional paid-in capital	203,755	205,593	204,361
Retained earnings	153,278	148,487	148,845
Common shares in treasury, at cost	(91,025)	(87,615)	(82,316)
Accumulated other comprehensive loss	(39,514)	(45,188)	(49,156)
Total shareholders’ equity	$234,247	$229,030	$229,487
Total liabilities and shareholders’ equity	$2,318,457	$2,395,081	$2,293,579

Average Balances (unaudited)

($ in thousands)

	Quarter Ended March 31, 2025	Quarter Ended December 31, 2024	Quarter Ended March 31, 2024
Average interest-earning assets	$2,104,603	$2,022,794	$2,063,239
Average loans	1,109,526	1,065,944	1,016,246
Average securities available-for-sale	554,905	555,674	635,422
Average short-term investments	383,836	348,632	352,163
Average payments in advance of funding	173,590	200,963	194,338
Average assets	2,394,013	2,353,770	2,367,212
Average non-interest bearing deposits	405,183	399,778	447,900
Average interest-bearing deposits	628,214	638,180	631,622
Average interest-bearing liabilities	628,225	638,191	631,633
Average accounts and drafts payable	1,072,013	1,036,212	1,014,067
Average shareholders’ equity	$228,615	$231,993	$226,669

Consolidated Financial Highlights (unaudited)

($ and numbers in thousands, except ratios and average full-time equivalent employees)

	Quarter Ended March 31, 2025	Quarter Ended December 31, 2024	Quarter Ended March 31, 2024
Return on average equity	15.91%	7.88%	12.66%
Return on average assets	1.51%	0.77%	1.20%
Net interest margin (1)	3.75%	3.55%	3.26%
Average interest-earning assets yield (1)	4.54%	4.46%	4.27%
Average loan yield	5.61%	5.38%	5.06%
Average investment securities yield (1)	2.86%	2.87%	2.71%
Average short-term investment yield	4.11%	4.39%	5.07%
Average cost of total deposits	1.62%	1.77%	1.93%
Average cost of interest-bearing deposits	2.66%	2.88%	3.30%
Average cost of interest-bearing liabilities	2.66%	2.87%	3.30%
Allowance for credit losses to loans	1.25%	1.24%	1.28%
Non-performing loans to total loans	—%	—%	—%
Net loan charge-offs (recoveries) to loans	—%	—%	—%
Common equity tier 1 ratio	14.11%	13.84%	14.84%
Total risk-based capital ratio	14.94%	14.61%	15.60%
Leverage ratio	10.39%	10.57%	11.34%
(1) Yields are presented on tax-equivalent basis assuming a tax rate of 21%.

Transportation invoice volume	8,355	8,919	8,771
Transportation dollar volume	$8,643,138	$8,994,440	$8,939,646
Facility expense transaction volume	4,225	4,085	4,114
Facility expense dollar volume	$5,822,935	$5,032,620	$5,016,208
Average full-time equivalent employees	1,008	1,008	1,044

Assets and Liabilities of Discontinued Operations (unaudited)
($ in thousands)

	March 31, 2025	December 31, 2024	March 31, 2024
Assets:
Premises and equipment, net	$3,605	$3,598	$3,117
Goodwill and other intangible assets, net	5,102	5,112	5,140
Other assets	5,350	5,703	6,470
Assets of discontinued operations	$14,057	$14,413	$14,727

Liabilities:
Accounts and drafts payable	16,465	19,665	21,517
Other liabilities	2,523	2,649	2,904
Liabilities of discontinued operations	$18,988	$22,314	$24,421

Income from Discontinued Operations (unaudited)
($ in thousands)

	March 31, 2025	December 31, 2024	March 31, 2024
Fee revenue:
Processing fees	$4,205	$4,582	$4,394
Financial fees	413	205	179
Total fee revenue	4,618	4,787	4,573

Operating expense:
Salaries and commissions	2,756	2,871	3,005
Share-based compensation	43	25	31
Other benefits	616	504	664
Total personnel expenses	3,415	3,400	3,700
Occupancy	180	189	185
Equipment	51	53	51
Amortization of intangible assets	9	9	18
Other	435	592	508
Total operating expense	4,090	4,243	4,462
Income from discontinued operations, before income tax expense	528	544	111
Income tax expense	113	110	23
Net income from discontinued operations	$415	$434	$88

Other Information from Discontinued Operations (unaudited)
($ and numbers in thousands, except average full-time equivalent employees)

	Quarter Ended March 31, 2025	Quarter Ended December 31, 2024	Quarter Ended March 31, 2024
Facility expense transaction volume	133	133	150
Facility expense dollar volume	$256,844	$258,523	$313,358
Average full-time equivalent employees	129	135	150